Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated July 16, 1996, relating to the balance sheet of Alyn Corporation, formerly AC Acquisition Corp., which appears in such Prospectus.


/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP

Costa Mesa, California
July 26, 1996

C/M  12156.0001 388927.1

                                                                   Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated July 16, 1996, relating to the financial statements of Alyn Corporation, which appears in such Prospectus. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Financial Data."


/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP

Costa Mesa, California
July 26, 1996

C/M  12156.0001 388927.1